Exhibit 10.1

Planet 13 Holdings Inc.

2023 Equity Incentive Plan

1.    Purpose; Eligibility.

1.1    General Purpose. The name of this plan is the Planet 13 Holdings Inc. 2023 Equity Incentive Plan (as amended and/or amended and restated from time to time, the “Plan”). The purposes of the Plan are to (a) enable Planet 13 Holdings Inc., a Nevada corporation (the “Company”), to attract and retain the types of Employees, Consultants and Directors who will contribute to the Company’s long range success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of the shareholders of the Company; and (c) promote the success of the Company’s business.

1.2    Successor to and Continuation of Prior Plan. The Plan is the successor to and continuation of the Prior Plans. As of the Effective Date, (a) no additional awards may be granted under the Prior Plans, and (b) all outstanding awards granted under the Prior Plans will remain subject to the terms of the Prior Plans. All Awards granted under this Plan will be subject to the terms of this Plan.

1.3    Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates.

1.4    Available Awards. Awards that may be granted under the Plan include: (a) Incentive Stock Options, (b) Non-qualified Stock Options, and (c) Restricted Stock Units.

2.    Definitions.

“Affiliate” means a parent or subsidiary corporation of the Company, as defined in Section 424 of the Code (substituting “Company” for “employer corporation”), any other entity that is a parent or subsidiary of the Company, including a parent or subsidiary which becomes such after the Effective Date of the Plan.

“Adjustment Event” has the meaning set forth in Section 10.

“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, Canadian provincial securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

“Associates” has the meaning ascribed thereto in Section 2.22 of NI 45-106.

“Award” means any right granted under the Plan, including an Incentive Stock Option, a Non-qualified Stock Option, or a Restricted Stock Unit Award.

“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company, as constituted at any time.

“Cause” means, unless the applicable Award Agreement provides otherwise:

With respect to any Employee or Consultant:

(a) If the Employee or Consultant is a party to an employment or service agreement with the Company or an Affiliate and such agreement provides for a definition of Cause, the definition contained therein; or

(b) If no such agreement exists, or if such agreement does not define Cause: (i) failure to perform such duties as are reasonably requested by the Board; (ii) material breach of any agreement with the Company or an Affiliate, or a material violation of the Company’s or an Affiliate’s code of conduct or other written policy; (iii) commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (iv) use of illegal drugs or abuse of alcohol that materially impairs the Participant’s ability to perform his or her duties to the Company; or (v) gross negligence or willful misconduct with respect to the Company or an Affiliate.

With respect to any Director, unless the applicable Award Agreement provides otherwise, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following:

(a) malfeasance in office;

(b) gross misconduct or neglect;

(c) false or fraudulent misrepresentation inducing the Director’s appointment;

(d) willful conversion of corporate funds; or

(e) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

The Board, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

“Change in Control” means:

(a) One Person (or more than one Person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided, that, a Change in Control shall not occur if any Person (or more than one Person acting as a group) owns more than 50% of the total fair market value or total voting power of the Company’s stock and acquires additional stock;

(b)         One Person (or more than one Person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company’s stock possessing 50% or more of the total voting power of the stock of the Company;

(c) A majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority the Board before the date of appointment or election; or

(d) One Person (or more than one Person acting as a group), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition(s).

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” has the meaning set forth in Section 3.4.

“Common Stock” means the common stock, no par value per share, of the Company.

“Company” means Planet 13 Holdings Inc., a Nevada corporation, and any successor thereto.

“Consultant” means any individual or entity who is engaged by the Company to render consulting or advisory services, other than as an Employee or Independent Director, and who may be offered securities registerable pursuant to a registration statement on Form S-8 under the Securities Act of 1933, as amended; and who otherwise qualifies as a “consultant” under Section 2.22 of NI 45-106.

“Continuous Service” means that the Participant’s service with the Company and its Affiliates, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company and its Affiliates as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Director will not constitute an interruption of Continuous Service. The Board, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence. The Board, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of Continuous Service for purposes of affected Awards, and any such decision shall be final, conclusive and binding on all parties.

“CSE” means the Canadian Securities Exchange.

“Director” means a member of the Board.

“Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.5 hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Board. Except in situations where the Board is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.5 hereof within the meaning of Section 22(e)(3) of the Code, the Board may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company in which a Participant participates.

“Effective Date” shall mean the date of the Company’s domestication in the State of Nevada.

“Employee” means any person, including an officer or Director, employed by the Company; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto.

“Fair Market Value” means, on a given date, (i) if there is a public market for the shares of Common Stock on such date, the closing price of the shares as reported on such date on the principal securities exchange on which the shares are listed or, if no sales of shares have been reported on any securities exchange, then the immediately preceding date on which sales of the shares have been so reported or quoted; notwithstanding the foregoing, in the event the shares of Common Stock are listed on the CSE, for the purposes of establishing the Option Exercise Price of any Option, the Fair Market Value shall not be lower than the greater of the closing market price of the shares of Common Stock on the CSE on: (a) the trading day prior to the Grant Date, and (b) the Grant Date, which closing market price once so determined shall be converted to U.S. dollars at the Bank of Canada exchange rate on the date of such closing market price on the CSE for purposes of the minimum Fair Market Value and Option Exercise Price, and (ii) if there is no public market for the shares of Common Stock on such date, then the fair market value shall be determined by the Board in good faith after taking into consideration all factors which it deems appropriate, including, without limitation, Sections 409A and 422 of the Code. Any determination by the Board shall be final, conclusive and binding on all parties.

“Grant Date” means the date on which the Board adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Independent Director” means any member of the Board or any member of the board of directors of an Affiliate (or similar governing body of an Affiliate that is not a corporation) who is not an Employee or Consultant.

“Investor Relations Activities” has the meaning ascribed thereto in the policies of the CSE.

“ISO Limit” has the meaning set forth in Section 4.2.

“NI 45-106” means National Instrument 45-106 Prospectus Exemptions.

“Non-qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

“Option” means the right to purchase a share of Common Stock.

“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

“Option Exercise Price” means the price in U.S. dollars at which a share of Common Stock may be purchased upon the exercise of an Option.

“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

“Plan” means this Planet 13 Holdings Inc. 2023 Equity Incentive Plan.

“Prior Plans” means the Planet 13 Holdings Inc. 2018 Stock Option Plan and the Planet 13 Holdings Inc. 2018 Share Unit Plan, as amended.

“Related Person” has the meaning ascribed thereto in Section 2.22 of NI 45-106, which includes, without limitation, any director, an executive officer of the Company or any of its Affiliates.

“Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, or cash, other securities or other property having a value equal to the Fair Market Value of an identical number of shares of Common Stock, subject to certain restrictions (including, without limitation, a requirement that the Participant provide Continuous Service for a specified period of time) granted under Section 8 of the Plan.

“Tax-Related Items” has the meaning set forth in Section 9.6

“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

“Total Share Reserve” has the meaning set forth in Section 4.1.

3.    Administration.

3.1    Authority of Board. The Plan shall be administered by the Board. Subject to the terms of the Plan and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Board shall have the authority:

(a)    to construe and interpret the Plan and apply its provisions;

(b)    to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c)    to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d)    to delegate its authority to a committee or subcommittee or, with respect to Awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act, to one or more officers of the Company;

(e)    to determine when Awards are to be granted under the Plan and the applicable Grant Date;

(f)    from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;

(g)    to determine the number of shares of Common Stock to be made subject to each Award;

(h)    to determine whether each Option is to be an Incentive Stock Option or a Non-qualified Stock Option;

(i)    to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(j)    to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

(k)    to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(l)    to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(m)    to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under the Plan;

(n)    to impose a “blackout” or other periods during which Awards may not be exercised or settled; and

(o)    to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

3.2    Acquisitions and Other Transactions. The Board may, from time to time, assume outstanding awards granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting an Award under the Plan in replacement of or in substitution for the award assumed by the Company, or (ii) treating the assumed award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such assumed award shall be permissible if the holder of the assumed award would have been eligible to be granted an Award hereunder if the other entity had applied the rules of this Plan to such grant. The Board may also grant Awards under the Plan in settlement of or in substitution for outstanding awards or obligations to grant future awards in connection with the Company or an Affiliate acquiring another entity, an interest in another entity, or an additional interest in an Affiliate whether by merger, stock purchase, asset purchase or other form of transaction. Notwithstanding any provision in the Plan to the contrary but subject to CSE requirements, awards assumed under this Section 3.2 shall not be counted against the Total Share Reserve; provided, that, substitute awards issued under this Section 3.2 in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the ISO limit. Subject to applicable stock exchange requirements, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the Total Share Reserve.

3.3    Board Decisions Final. All decisions made by the Board pursuant to the provisions of the Plan shall be final, binding, and conclusive on the Company, the Participants, and all parties, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.4    Delegation. The Board may delegate administration of the Plan to a subcommittee or subcommittees of one or more members of the Board and the term “Committee” shall apply to any person or persons to whom such authority has been delegated, subject, however, to Applicable Law and to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Any such delegation may be revoked by the Board at any time.

3.5    Committee Composition. To the extent the Board desires to comply with the exemption requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act, with respect to any insider subject to Section 16 of the Exchange Act, unless the Board approves Awards granted under the Plan for purposes of Rule 16b-3, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more “non-employee directors” as defined in Rule 16b-3. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not Independent Directors, or one or more officers of the Company or any of its subsidiaries, the authority to grant Awards to eligible Persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a Committee that does not at all times consist solely of two or more “non-employee directors.”

4.    Shares Subject to the Plan.

4.1    Subject to adjustment in accordance with Section 10, a total of 22,000,000 shares of Common Stock shall be available for the grant of Awards under the Plan and all other security based compensation arrangements of the Company, including the Prior Plans (the “Total Share Reserve”). During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards. For the avoidance of doubt:

(A)	any outstanding Awards under the Prior Plans on the Effective Date shall count towards the Total Share Reserve; and

(B)	(i) any shares of Common Stock that were previously, before the Effective Date, issued under the Prior Plans on exercise of Options and/or vesting of Restricted Stock Units; and

(ii) Awards under the Prior Plans which are not outstanding as of the Effective Date,

shall in each case not count towards the Total Share Reserve available for the grant of Awards under the Plan.

4.2    Subject to adjustment in accordance with Section 10, no more than 22,000,000 shares of Common Stock may be issued in the aggregate pursuant to the exercise of Incentive

Stock Options under the Plan and all other security based compensation arrangements of the Company, including the Prior Plans (the “ISO Limit”).

4.3    Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares or shares reacquired by the Company in any manner.

4.4    The maximum number of shares of Common Stock subject to Awards granted during a single Fiscal Year to any Independent Director, together with any cash fees paid to such Independent Director during the Fiscal Year shall not exceed a total value of $1,000,000 (calculating the value of any Awards based on the grant date fair value for financial reporting purposes). Notwithstanding the foregoing, the Board may provide, in its discretion, for exceptions to this limit for an Independent Director, provided that the Independent Director receiving such additional compensation may not participate in the decision to award such compensation.

4.5    Any shares of Common Stock subject to an Award that is canceled, forfeited, cash-settled, terminated, or expires prior to exercise or realization, either in full or in part, shall not again become available for issuance under the Plan.

4.6    No Awards may be granted under the Plan if after such grant of Awards: (a) the aggregate number of shares of Common Stock reserved for issuance under the Plan and all other security based compensation arrangements of the Company, including the Prior Plans, to (i) Related Persons (as a group) exceeds 10% of the shares of Common Stock outstanding at the time of the grant calculated on a fully diluted basis, or (ii) any one Related Person exceeds 5% of the shares of Common Stock outstanding at the time of the grant calculated on a fully diluted basis; or (b) the aggregate number of shares of Common Stock issued pursuant to the Plan and all other security based compensation arrangements, including the Prior Plans, within a 12-month period to (i) Related Persons (as a group) exceeds 10% of the total number of shares of Common Stock outstanding at the time of the grant calculated on a fully diluted basis, or (ii) any one Related Person and the Associates of the Related Person exceeds 5% of the shares of Common Stock outstanding at the time of the grant calculated on a fully diluted basis. The aggregate number of shares of Common Stock issued or issuable to persons providing Investor Relations Activities as compensation within a 12-month period, shall not exceed 2% of the total number of shares of Common Stock outstanding at the time of the grant.

5.    Eligibility.

5.1    Eligibility for Specific Awards. Incentive Stock Options may be granted to Employees only. Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors.

5.2    Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock at the Grant Date and the Option is not exercisable after the expiration of five years from the Grant Date.

6.    Option Provisions. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in Section 5 and this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Non-qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1    Term. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of ten years from the Grant Date. The term of a Non-qualified Stock Option granted under the Plan shall be determined by the Board; provided, however, no Non-qualified Stock Option shall be exercisable after the expiration of ten years from the Grant Date.

6.2    Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, the Option Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing and subject to CSE requirements, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.3    Exercise Price of a Non-qualified Stock Option. The Option Exercise Price of each Non-qualified Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option, as determined by the Board using one of the methods permitted by Treasury Regulation Section 1.409A-1(b)(5)(iv)(A). Notwithstanding the foregoing and subject to CSE requirements, a Non-qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

6.4    Method of Exercise. The Option Exercise Price shall be paid, to the extent permitted by Applicable Laws, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Board, upon such terms as the Board shall approve: (i) by delivery to the Company of other shares of Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired; (ii) by a “net settlement” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an Option that are needed to pay the Option Exercise Price; (iii) a “cashless” exercise program established with a broker; (iv) by any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the Option Exercise Price that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of Common Stock that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) and subject to compliance with applicable US and Canadian securities laws. Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system), an exercise by a Director who is not an Independent Director or by an Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002, shall be prohibited with respect to any Award under the Plan.

6.5    Vesting of Options. Stock Options granted under the Plan shall be subject to such restrictions and limitations described in the Award Agreement as the Board may impose in its discretion, including vesting conditions, restrictions on exercise, and forfeiture provisions. In its discretion, the Board may provide in the Award Agreement that some or all of such restrictions shall lapse upon (a) the Participant’s continued employment with the Company or an Affiliate for a specified period of time, (b) the occurrence of any one or more other events or the satisfaction of any one or more other conditions, as specified by the Board, including satisfaction of performance criteria, a termination of Continuous Service under certain circumstances (such as death or Disability), or a Change in Control, or (c) a combination of any of the foregoing. In its discretion, the Board shall have the authority to accelerate the vesting of a Stock Option at any time, in whole or in part, or otherwise waive or modify any such restrictions.

6.6    Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Board, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

6.7    Extension of Termination Date. An Optionholder’s Award Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state, provincial or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1 or (b) the expiration of a period after termination of the Participant’s Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

6.8    Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

6.9    Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

6.10    Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-qualified Stock Options.

7.    Restricted Stock Units. Each Restricted Stock Unit granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Stock Unit so granted shall be subject to the conditions set forth in Section 5 and this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside funds for the payment of any such Award. A Participant shall have no dividend rights or voting rights with respect to any Restricted Stock Units granted hereunder.

7.1    Vesting of Restricted Stock Units. Restricted Stock Units granted under the Plan shall be subject to such restrictions and limitations described in the Award Agreement as the Board may impose in its discretion, including vesting conditions, restrictions on exercise, and forfeiture provisions. In its discretion, the Board may provide in the Award Agreement that some or all of such restrictions shall lapse upon (a) the Participant’s continued employment with the Company or an Affiliate for a specified period of time, (b) the occurrence of any one or more other events or the satisfaction of any one or more other conditions, as specified by the Board, including satisfaction of performance criteria, a termination of Continuous Service under certain circumstances (such as death or Disability), or a Change in Control, or (c) a combination of any of the foregoing. In its discretion, the Board shall have the authority to include such other terms and conditions in the applicable Award Agreement as it may deem appropriate.

7.2    Settlement of Restricted Stock Units. Upon the expiration of the restrictions under Section 7.1 with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each outstanding vested Restricted Stock Unit; provided, however, that the Board may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for vested Restricted Stock Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the restrictions lapsed.

8.    Securities Law Compliance.

8.1    Securities Registration. No Awards shall be granted under the Plan and no shares of Common Stock shall be issued and delivered upon the exercise of Options or the vesting of Restricted Stock Units granted under the Plan unless and until the Company and/or the Participant have complied with all applicable federal, provincial and state registration, CSE listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

8.2    Representations; Legends. The Board may, as a condition to the grant of any Award or the exercise of any Option under the Plan, require a Participant to (i) represent in writing that the shares of Common Stock received in connection with such Award are being acquired for investment and not with a view to distribution and (ii) make such other representations and warranties as are deemed appropriate by counsel to the Company. Each certificate representing shares of Common Stock acquired under the Plan shall bear a legend in such form as the Company deems appropriate.

9.    Miscellaneous.

9.1    Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

9.2    Transferability of Awards. Unless otherwise determined by the Board, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Board makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate and comply with Applicable Laws.

9.3    Shareholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until such Participant has satisfied all requirements for exercise or settlement of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date in which the Participant becomes the owner of such Common Stock due to settlement or exercise.

9.4    No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause or (b) the service of a Director pursuant to the By-laws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

9.5    Transfer; Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Board otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

9.6    Withholding Obligations.

(a)    Whenever Common Stock is to be issued in satisfaction of Awards granted under this Plan or any other tax withholding event occurs in relation to an Award, the Company may require the Participant to remit to the Company, or to an Affiliate, as applicable, an amount sufficient to satisfy any U.S. federal, state, local, and non-U.S. income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items (the “Tax-Related Items”) applicable to the Participant as a result of participating in the Plan. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable withholding obligations for Tax-Related Items.

(b)    The Company, as permitted by Applicable Law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such Tax Related Items legally due from the Participant, in whole or in part by (without limitation) (a) paying cash, (b) having the Company withhold otherwise deliverable cash or Shares having a Fair Market Value sufficient to cover the Tax-Related Items to be withheld, (c) delivering to the Company already-owned shares having a Fair Market Value sufficient to cover the Tax-Related Items to be withheld, or (d) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company. The Company may withhold or account for these Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible statutory tax rate for the applicable tax jurisdiction, to the extent consistent with Applicable Laws.

10.    Adjustments Upon Changes in Stock. In the event of any changes in the outstanding Common Stock or in the capital structure of the Company by reason of any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company or other relevant change in capitalization (any of the foregoing, an “Adjustment Event”), the Board shall, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of: (i) the Total Share Reserve, the ISO Limit, or any other limit applicable under the Plan with respect to the number of Awards which may be granted hereunder; (ii) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of Awards or with respect to which Awards may be granted under the Plan; and (iii) the terms of any outstanding Award, including, without limitation, (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate; (B) the exercise price with respect to any Award; or (C) any applicable performance measures; provided, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Board shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. In the case of adjustments made pursuant to this Section 10, unless the Board specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Board shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 10 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Non-qualified Stock Options, ensure that any adjustments under this Section 10 will not constitute a modification of such Non-qualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 10 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be final, conclusive and binding for all purposes.

11.    Effect of Change in Control.

11.1    In the event of a Change in Control, the Board may, but shall not be obligated to:

(a)    accelerate, vest or cause the restrictions to lapse with respect to all or any portion of any Award;

(b)    subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, cancellation of any one or more outstanding Awards and payment to the holders of such Awards of the value of such Awards, if any, as shall be determined by the Board as follows:

(i)    in the case of an outstanding Option, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Board) of the shares of Common Stock subject to such Option over the aggregate exercise price of such Option (it being understood that, in such event, any Option having a per share exercise price specified in the Award Agreement that is equal to, or in excess of the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor), or

(ii)    in the case of Restricted Stock Units that are not vested as of such cancellation, a cash payment or equity subject to deferred vesting and delivery consistent with the same vesting restrictions applicable to such Restricted Stock Units prior to cancellation, as determined by the Board.

(c)    provide for the issuance of substitute Awards or the assumption or replacement of such Awards; or

(d)    provide written notice to Participants that for a period of at least ten days prior to the Change in Control, such Awards shall be exercisable, to the extent applicable, as to all shares of Common Stock subject thereto and upon the occurrence of the Change in Control, any Awards not so exercised shall terminate and be of no further force and effect.

11.2    The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

12.    Amendment of the Plan and Awards.

12.1    Amendment of the Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 10 relating to adjustments upon changes in Common Stock and this Section 12, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any Applicable Laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.

12.2    Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval.

12.3    Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

12.4    No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

12.5    Amendment of Awards. The Board at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Board may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

13.    General Provisions.

13.1    Clawback. Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in connection with the following: (a) any material noncompliance with any financial reporting requirement under the securities laws that requires the Company to file a restatement of its financial statements; (b) any action by a Participant that constitutes Detrimental Activity; and (c) any Company policies that may be adopted and/or modified from time to time. In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Plan. By accepting an Award, the Participant is agreeing to be bound by this Section 13.1, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with Applicable Law).

13.2    Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to compliance with Applicable Laws and shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.3    Sub-plans. The Board may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Board determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

13.4    Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Board shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

13.5    Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.

13.6    No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Board shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

13.7    Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Board may deem advisable.

13.8    Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Board shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Board will have any liability to any Participant for such tax or penalty.

13.9    Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

13.10    Section 16 of the Exchange Act. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 13.10, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

13.11    Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Board and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

13.12    Expenses. The costs of administering the Plan shall be paid by the Company.

13.13    Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

13.14    Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

13.15    Non-Uniform Treatment. The Board’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Board shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

14.    Termination or Suspension of the Plan. The Plan shall terminate automatically on the tenth anniversary of the Effective Date. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 12.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

15.    Choice of Law. The law of the State of Nevada shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

16.    Currency. Unless otherwise specifically provided, all references to dollar amounts in this Plan are references to lawful money of the United States.

As adopted by the Board of Directors of Planet 13 Holdings Inc. on June 7, 2023.

As approved by the shareholders of Planet 13 Holdings Inc. on July 27, 2023.